UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2004

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2004, SalesLink Corporation, a wholly owned subsidiary of ModusLink Corporation (“ModusLink”), a wholly subsidiary of CMGI, Inc., converted into a Delaware limited liability company by filing a certificate of conversion with the Delaware Secretary of State. Upon completion of such conversion, SalesLink Corporation’s name became “SalesLink LLC” (“SalesLink”). Subsequent to such conversion on December 30, 2004, each of (i) SL Supply Chain Services International Corp. (“SL Supply”), (ii) InSolutions Incorporated (“InSolutions”), (iii) Pacific Direct Marketing Corp. (“Pacific Direct”) and (iv) On-Demand Solutions, Inc. (“OnDemand”) merged with and into ModusLink, with ModusLink surviving each merger transaction and each of the Merged Entities (as defined herein) ceasing to exist as a separate legal entity (collectively, the “Mergers”). Upon completion of the Mergers, SalesLink then sold, transferred, assigned and conveyed to ModusLink all of SalesLink’s supply chain management business, including 100% of the outstanding shares of capital stock of SalesLink Mexico Holding Corp. SL Supply, InSolutions, Pacific Direct and OnDemand are collectively referred to herein as the “Merged Entities.” Following completion of the foregoing transactions, ModusLink is a wholly owned subsidiary of CMGI, Inc. (“CMGI”), and SalesLink and SalesLink Mexico Holding Corp. are wholly owned subsidiaries of ModusLink.

On December 31, 2004, ModusLink, SalesLink and SalesLink Mexico Holding Corp. (collectively, the “Borrowers”) entered into a First Amended and Restated Loan and Security Agreement (the “New Loan Agreement”) with LaSalle Bank National Association and Citizens Bank of Massachusetts (collectively, the “Lenders”).

The New Loan Agreement provides a revolving credit facility not to exceed $30.0 million. Each Lender, severally and not jointly, agreed, subject to the terms and conditions set forth in the New Loan Agreement, to make available for Borrowers’ use, from time to time, upon request of the Borrowers, funds in aggregate amounts outstanding not to exceed at any time $20.0 million for LaSalle National Association and $10.0 million for Citizens Bank of Massachusetts; provided that the aggregate amount of loans under the New Loan Agreement outstanding at any one time shall not exceed the lesser of: (A) $30.0 million and (B) (i) 80% of Eligible Receivables, as defined, plus (ii) 50% of Eligible Inventory, as defined. Interest on amounts outstanding under the New Loan Agreement is based on prime or LIBOR rates plus an applicable margin.

Advances under the New Loan Agreement may be in the form of loans or letters of credit. All borrowings under the New Loan Agreement mature on June 30, 2005. The New Loan Agreement includes restrictive financial covenants and other affirmative and negative covenants. These covenants include liquidity and profitability measures and restrictions that limit the ability of the Borrowers, among other things, to merge, acquire or sell assets without prior approval from the bank. Loans under the New Loan Agreement are secured by all of the assets of the Borrowers, and all payment obligations of the Borrowers are guaranteed by CMGI.

If an Event of Default, as defined, occurs, the Lenders’ commitments shall immediately terminate and all amounts owed under the New Loan Agreement shall become immediately due and payable by the Borrowers.

The foregoing description is subject to, and qualified in its entirety by, the New Loan Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the New Loan Agreement described in Item 1.01 hereof, on December 31, 2004, the Loan and Security Agreement dated July 31, 2004 by and among SalesLink Corporation, InSolutions, OnDemand, Pacific Direct, SalesLink Mexico Holding Corp. and SL Supply, as Borrowers, and LaSalle Bank National Association and Citizens Bank of Massachusetts, as Lenders (the “First Loan Agreement”) was superseded in its entirety by the New Loan Agreement and the First Loan Agreement was of no further force or effect.

The terms and conditions of the First Loan Agreement were in all material respects identical to the terms and conditions of the New Loan Agreement, other than with respect to the identity of the borrowers thereunder. A description of the New Loan Agreement is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the New Loan Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the New Loan Agreement is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the New Loan Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	First Amended and Restated Loan and Security Agreement, dated December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Thomas Oberdorf
Date: January 6, 2005		Thomas Oberdorf
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amended and Restated Loan and Security Agreement, dated December 31, 2004.